Exhibit 21
                             ALBEMARLE SUBSIDIARIES

NAME                                                DOMICILE

Albemarle Asano Corporation                         Japan

Albemarle Asia Pacific Company                      Virginia

Albemarle Asia Pacific Company LLC                  Virginia

Albemarle Chemicals SAS                             France

Albemarle Chimie                                    France

Albemarle China Corporation                         Virginia

Albemarle Deutschland GmbH                          Germany

Albemarle Europe SPRL                               Belgium

Albemarle Foreign Sales Corporation                 U. S. Virgin Islands

Albemarle France S.A.R.L.                           France

Albemarle Holdings Company Limited                  Turks and Caicos Islands

Albemarle International Corporation                 Virginia

Albemarle International Company LLC                 Virginia

Albemarle Marketing Company Limited                 Turks and Caicos Islands

Albemarle Overseas Development Corporation          Virginia

Albemarle Overseas Development Corporation LLC      Virginia

Albemarle PPC                                       France

Albemarle Services Company Limited                  Turks and Caicos Islands

Albemarle TCI Limited                               Turks and Caicos Islands

Albemarle U.K. Holdings, Inc.                       Virginia

Albemarle UK Limited                                England

Albemarle Ventures Company Limited                  Turks and Caicos Islands

Albemarle Virginia Corporation                      Virginia

Albemarle Virginia, L.P.                            Virginia

ANY, Inc.                                           New York

Breitenau Holding GmbH                              Germany

Marble (One) SAS                                    France

Marble (Two) SAS                                    France

Martinswerk GmbH                                    Germany